UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Five9, Inc.
(Name of Registrant as Specified In Its Charter)
n/a
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FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583

Dear Stockholder:
I am pleased to invite you to attend Five9, Inc.’s 2016 Annual Meeting of Stockholders, to be held on May 18, 2016 (the “Annual Meeting”). The meeting will begin promptly at 8:30 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2016. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FIVN2016. Only stockholders who held stock at the close of business on the record date, March 24, 2016, may vote at the Annual Meeting, including any adjournment or postponement thereof.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report on Form 10-K for fiscal year 2015.
We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and over time lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.
Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote via telephone or the Internet according to the instructions in the Proxy Statement or the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@five9.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.
On behalf of the Board of Directors, thank you for your continued support and interest.

Sincerely,

Michael Burkland
Chairman, President and Chief Executive Officer

San Ramon, California
April 5, 2016

YOUR VOTE IS EXTREMELY IMPORTANT
Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@five9.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2016
Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Five9, Inc., a Delaware corporation (the “Company”). The meeting will be held on May 18, 2016 at 8:30 a.m. Pacific Daylight Time virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2016 for the following purposes:
1. To elect the three (3) members of the Board of Directors identified in the accompanying proxy statement to serve until the 2019 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified.
2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2016.
3. To transact any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement.
The record date for the 2016 Annual Meeting is March 24, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Barry Zwarenstein
Chief Financial Officer and Corporate Secretary

San Ramon, California
April 5, 2016

Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet as instructed in these materials, or request a proxy card from the Company by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided, in each case as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) will be provided to you if you email a request for a proxy card to the Company at ir@five9.com. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 18, 2016.
The Proxy Statement and Annual Report on Form 10-K are available at http://investors.five9.com and www.proxyvote.com.

FIVE9, INC.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2016
On May 18, 2016 at 8:30 a.m., Pacific Daylight Time
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of Five9, Inc. (sometimes referred to as “we,” the “Company” or “Five9”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet or request a proxy card from us by email at ir@five9.com, and complete, sign and return the proxy card in the envelope provided.
The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 5, 2016. Additionally, the Company intends to post its Annual Report on Form 10-K, this Proxy Statement and accompanying proxy card on the Internet at http://investors.five9.com on or about April 5, 2016. We will mail printed copies of the proxy materials to stockholders who request them.
The Company’s principal executive office is located at Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583 and its telephone number is (925) 201-2000.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Fiscal Year 2015 Annual Report on Form 10-K?
We are acting under a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.
Who can vote at the Annual Meeting?
You will be entitled to vote at the Annual Meeting if you owned the Company's common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on March 24, 2016 (“Record Date”). On the Record Date, there were 51,727,185 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of March 24, 2016 at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on March 24, 2016 your shares were registered directly in your name with Five9’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy via telephone or the Internet as instructed on your proxy card or the Notice or to request a proxy card from us by email at ir@five9.com and complete, date, sign and return the proxy card in the envelope provided to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 24, 2016 your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your bank or broker. Many organizations enable beneficial owners to give voting instructions via telephone or the Internet as well as in writing. You are also welcome to attend the virtual Annual Meeting and to vote online. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other organization.
What am I voting on?
There are two matters scheduled for a vote:

•
Proposal No. 1: Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class II directors until the Company’s 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board of Directors, you may withhold your vote from all the nominees or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the three named nominees. For Proposal No. 2, you may vote “For” or “Against” the proposal or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•
To vote using the proxy card, request a proxy card from us by email at ir@five9.com, and complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Notice.

•	To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/FIVN2016.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
See “Who can vote at the Annual Meeting? — Beneficial Owner: Shares Registered in the Name of a Broker or Bank” for voting instructions if you beneficially own shares held in street name.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on March 24, 2016.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the three nominees for director, and “For” ratification of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
Five9 will pay for the entire cost of soliciting proxies. In addition to Five9 mailing these proxy materials, the Notice and the annual report (as applicable), Five9’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Five9 may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date via the Internet or by telephone as set forth on the Notice.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

•
You may attend the virtual Annual Meeting and vote online by following the instructions posted at www.virtualshareholdermeeting.com/FIVN2016. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, trustee or nominee.

•
If you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/FIVN2016.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. With respect to Proposal No. 1, the inspector of elections will count “For” votes. Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.
With respect to Proposal No. 2, the inspector of elections will count separately “For”, “Against” and “Abstain” votes and broker non-votes. For purposes of Proposal No. 2, “Abstain” votes will be counted towards the vote total for such proposal, and will have the same effect as “Against” votes. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on Proposal No. 2.
See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.
What is a “broker non-vote”?
If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.
In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.
How many votes are needed to approve each proposal?
Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal No. 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will not be counted as having been voted on the proposal.
What are the Board’s voting recommendations?

•	Proposal No. 1: “For” each of the nominees to the Board of Directors.

•	Proposal No. 2: “For” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. On the Record Date, there were 51,727,185 shares of Common Stock outstanding and entitled to vote. Thus, 25,863,593 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2017 annual meeting of stockholders?
To be included in our proxy statement for the 2017 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than December 6, 2016.
How can stockholders submit proposals to be raised at the 2017 annual meeting of stockholders that will not be included in our proxy statement for the 2017 annual meeting of stockholders?
To be raised at the 2017 annual meeting of stockholders, stockholder proposals must comply with our amended and restated bylaws (the “Bylaws”). Under our Bylaws, a stockholder must give advance written notice to our Corporate Secretary of any business, including nominations of directors for our Board, which the stockholder wishes to raise at the 2017 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than January 18, 2017 and no later than February 17, 2017, in order to be raised at our 2017 annual meeting of stockholders. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”
What if the date of the 2017 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2017 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the 2017 annual meeting of stockholders is more than thirty (30) days before or more than seventy (70) days after the anniversary of the Annual Meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2017 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2017 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2017 annual meeting is first made by the Company.
Does a stockholder proposal require specific information?
To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL No. 1
ELECTION OF DIRECTORS
The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provide for a classified Board of Directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Five9 currently has authorized nine directors. The class of directors standing for election at the Annual Meeting is designated Class II and currently consists of three directors, who will be elected at the Annual Meeting to serve until the 2019 annual meeting of stockholders of Five9 or until their successors are duly elected and qualified. The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of April 5, 2016, the date of this Proxy Statement, their positions and offices held with Five9 and certain biographical information are set forth below.
The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Five9. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than three individuals. For further information about how votes will be counted, please refer to the section above entitled “How many votes are needed to approve each proposal.”
The following table sets forth, for the Class II nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and positions held with Five9 as of April 5, 2016, the date of this Proxy Statement.

Name	Age	Positions Held with the Company
Class II Director Nominees:
Jack Acosta	68	Director
David DeWalt	51	Director
David Welsh	48	Director, Lead Independent Director
Other Current Directors:
Class III Directors whose terms expire at the 2017 annual meeting of stockholders
Kimberly Alexy	45	Director
Michael Burkland	53	Director, Chairman, Chief Executive Officer and President
Robert Zollars	58	Director
Class I Directors whose terms expire at the 2018 annual meeting of stockholders
Michael Burdiek	56	Director
Jayendra Das	47	Director
Mitchell Kertzman	67	Director
Information Regarding the Nominees
Jack Acosta, age 68, has served as a member of our Board of Directors since April 2011. Since May 2001, Mr. Acosta has served on the board of directors of Integral Development Corporation, a financial services software company. Since October, 2013, Mr. Acosta has served on the board of directors of Rimini Street, Inc., an enterprise software support services company. From March 2004 to July 2009, Mr. Acosta served as a member of the board of directors and chair of the audit committee of SumTotal Systems, Inc. ("SumTotal"), a global provider of learning, performance and talent development solutions. From November 2005 to July 2009, Mr. Acosta served as the chairman of SumTotal’s board of directors. From September 2004 to September 2006, Mr. Acosta served on the board of directors of BenefitStreet, Inc., a company providing financial services. From April 2005 to July 2006, Mr. Acosta served on the board of directors of Savi Technology, Inc., a provider of radio-frequency identification solutions. From October 2005 to November 2005, Mr. Acosta served as SumTotal’s lead independent director. From April 2003 until March 2004, Mr. Acosta served as a member of the board of directors of Docent, Inc., a software solutions company that was acquired by SumTotal in 2004. From February 1999 to September 2001, Mr. Acosta served as Chief Financial Officer and Vice President, Finance of Portal Software, a software company acquired by Oracle Corporation in 2006. From February 1999 to April 1999, Mr. Acosta served as Secretary of Portal Software.

From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer of Sybase, Inc., a database company acquired by SAP AG. Mr. Acosta holds a B.S. degree in Industrial Relations from California State University East Bay, an M.S. degree in Management Sciences from California State University East Bay and an Honorary Doctor of Humane Letters degree from California State University East Bay.
We believe Mr. Acosta should continue to serve on our Board of Directors because of his accounting, financial, operating and management experience, service on the boards of directors of numerous other companies, financial expertise through his service as chief financial officer of public software companies, and experience in overseeing auditors and financial audits.
David DeWalt, age 51, has served as a member of our Board of Directors since April 2012. Since June 2015, Mr. DeWalt has served as vice chairman of the board of directors of Forescout Technologies, Inc., a cybersecurity provider. Since November 2012, Mr. DeWalt has served as the chair of the board of directors and Chief Executive Officer of FireEye, Inc., a global network security company. Since November 2011, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc. From November 2005 to May 2013, Mr. DeWalt served on the board of directors of Polycom, Inc., a telepresence and voice communication solutions company. From February 2011 to April 2013, Mr. DeWalt served on the board of directors of Jive Software, Inc., a software company in the social business software industry. From April 2007 to February 2012, Mr. DeWalt served as President, Chief Executive Officer and Director of McAfee. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, a developer and provider of information infrastructure technology and solutions, including Executive Vice President, EMC Software Group and President of EMC’s Documentum and Legato Software divisions. From July 2001 to December 2003, Mr. DeWalt served as President and Chief Executive Officer of Documentum, and from October 2000 to July 2001, Mr. DeWalt served as Executive Vice President and Chief Operating Officer of Documentum. From August 1999 to October 2000, Mr. DeWalt served as Executive Vice President and General Manager, eBusiness Unit, of Documentum. Mr. DeWalt holds a B.S. degree in Computer Science from the University of Delaware.
We believe Mr. DeWalt should continue to serve on our Board of Directors because of his experience as Chief Executive Officer of publicly-held technology companies, expertise in software technology and service on the boards of directors of numerous other companies.
David Welsh, age 48, has served as a member of our Board of Directors since January 2011 and has served as our Lead Independent Director since February 2014. Mr. Welsh also served as a member of our Board of Directors from 2005 to March 2007. Since April 2008, Mr. Welsh has served as Partner of Adams Street Partners, a global venture capital firm. Mr. Welsh currently serves on the boards of Atlantis Computing Inc., a provider of storage optimization software for virtual environments, Damballa, Inc., a computer security company, LogRhythm, Inc., a security analytics platform provider, Mintigo Ltd., a marketing intelligence software company, ThreatMetrix Inc., a provider of fraud prevention services and Smule, Inc., a facilitator of social network music sharing through the use of its applications. From March 2007 to April 2008, Mr. Welsh served as Executive Vice President of Corporate Strategy and Business Development of McAfee. From June 2000 to March 2007, Mr. Welsh served as a General Partner of Partech International, LLC, a venture capital firm. From July 1995 to March 2000, Mr. Welsh served as Vice President of Corporate Development of Portal Software. Mr. Welsh holds a J.D. degree from the University of California, Berkeley, School of Law and a B.A. degree in International Relations from the University of California, Los Angeles.
We believe Mr. Welsh should continue to serve on our Board of Directors because of his experience as a venture capitalist, corporate strategy and business development expertise and service on the boards of directors of numerous other companies.
The Board Of Directors Recommends A Vote “FOR” Each Named Nominee.

Information Regarding Other Directors Continuing in Office
Set forth below is information regarding each of the continuing directors of Five9, including his or her age as of April 5, 2016, the period during which he or she has served as a director, and certain information as to principal occupations and directorships held by him or her in corporations whose shares are publicly registered.
Class III Directors — Term ending at the 2017 annual meeting of stockholders
Kimberly Alexy, age 45, has served as a member of our Board of Directors since October 2013. Since June 2005, Ms. Alexy has served as the Principal of Alexy Capital Management, a private investment management firm that she founded. From August 2012 through June 2014, Ms. Alexy served as an Adjunct Lecturer at San Diego State University in the Graduate School of Business. Since October 2015, Ms. Alexy has served on the board of directors at VIZIO, a consumer electronics company. Since January 2015, Ms. Alexy has served on the board of directors of FireEye, Inc., a cyber security solutions provider. Since May 2008, Ms. Alexy has served on the board of CalAmp Corp., a global provider of wireless communications solutions. From September 2009 to August 2011, Ms. Alexy served on the board of SMART Modular Technologies Inc. From August 2009 to September 2010, Ms. Alexy served on the board of directors of SouthWest Water Company, a provider of services ranging from water production, treatment and distribution to utility infrastructure construction management. From December 2005 to May 2010, Ms. Alexy served on the board of directors of Dot Hill Systems Corp., a provider of SAN storage solutions. From June 2005 to May 2006, Ms. Alexy served on the board of directors of Maxtor Corporation, a manufacturer of computer hard disk drives. From 1998 to January 2003, Ms. Alexy served as Senior Vice President and Managing Director of Equity Research for Prudential Securities, where she served as principal technology hardware analyst for the firm. From July 1995 to 1998, Ms. Alexy served as Vice President of Equity Research at Lehman Brothers, a financial services firm, where she covered the computer hardware sector. From June 1993 to July 1995, Ms. Alexy served as Assistant Vice President of Corporate Finance at Wachovia Bank, a financial services company. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a B.A. degree from Emory University and an M.B.A. degree with a concentration in Finance and Accounting from the College of William and Mary.
Ms. Alexy was selected to serve on our Board of Directors because of her extensive experience in the financial services industry as an investment professional, which brings an institutional investor perspective to our Board, financial and accounting expertise and service on other public company boards.
Michael Burkland, age 53, has served as our Chief Executive Officer and as a member of our Board of Directors since January 2008 and as our President since January 2012. He has served as our Chairman since February 2014. From 2002 to 2007, Mr. Burkland worked with the Interim CEO Network, serving as an interim CEO for venture-backed technology companies, as well as heading up the firm’s strategic advisory practice. From 2000 to 2001, Mr. Burkland served as Chief Executive Officer of Omniva Policy Systems Inc., a pioneer in enterprise policy management and e-mail security, where he built and implemented the company’s initial go to market strategy for the enterprise market. From 1994 to 1998, Mr. Burkland served as Chief Executive Officer of Eventus Software, Inc., a leading developer of web content management software which was acquired by Segue Software, Inc. in 1998. Earlier in his career, he held various positions at Oracle, Patrol Software and BMC. Mr. Burkland holds M.B.A. and B.A. degrees from the University of California at Berkeley. Mr. Burkland is the brother of Daniel Burkland, the Executive Vice President of Sales and Business Development of the Company.
Mr. Burkland was selected to serve on our Board of Directors because of his perspective and experience as our Chief Executive Officer and his extensive experience as a Chief Executive Officer of companies in the technology industry.
Robert Zollars, age 58, has served as a member of our Board of Directors since December 2013. Since November 2014, Mr. Zollars has served as an operating partner at Frazier Healthcare Partners, a private equity firm. Since July 2014, Mr. Zollars has served as Chairman of the Board of Vocera Communications, Inc., a communications technology company. From June 2013 to July 2014, Mr. Zollars served as Executive Chairman of the Board of Vocera. From June 2007 to May 2013, Mr. Zollars served as Chairman of the Board and Chief Executive Officer of Vocera. From February 2005 to February 2016, Mr. Zollars served as a member of the Board of Directors of Diamond Foods, Inc., a packaged foods company that was acquired by Snyder's-Lance, Inc. in February 2016, and as Chairman of its Board since February 2012. Since May 2004, Mr. Zollars has served as a member of the board of directors of VWR International, LLC, a scientific equipment distributor. From May 2006 to May 2007, Mr. Zollars served as Chief Executive Officer of Wound Care Solutions, Inc., an operator of outsourced chronic wound care centers. From June 1999 to March 2006, Mr. Zollars served as Chief Executive Officer and Chairman of the Board of Neoforma, Inc., a healthcare technology company. From January 1997 to June 1999, Mr. Zollars served as Executive Vice President and group president of Cardinal Health, Inc., a supplier of health care products and services, where he was responsible for five wholly-owned subsidiaries. From 1985 to 1997, Mr. Zollars served as a division president of four different operating units at Baxter International, Inc., a medical instrument and supply company. From 1979 to 1985, Mr. Zollars served as area vice president and in various other capacities at American Hospital Supply Corporation, a medical supply company, which was acquired by Baxter International in 1985. Mr. Zollars holds a B.S. degree in Marketing from Arizona State University and M.B.A. degree in Finance from John F. Kennedy University.

Mr. Zollars was selected to serve on our Board of Directors because of his experience as a Chief Executive Officer and service on the boards of directors of numerous other companies.
Class I Directors — Term ending at the 2018 annual meeting of stockholders
Michael Burdiek, age 56, has served as a member of our Board of Directors since September 2015. Since 2011, Mr. Burdiek has served as the president and chief executive officer and also as a member of the Board of Directors of CalAmp, a global provider of wireless communications solutions. From 2006 to 2011, Mr. Burdiek held various positions at CalAmp, including president of CalAmp’s Wireless DataCom segment and president and chief operating officer. Prior to joining CalAmp, Mr. Burdiek was the president and CEO of Telenetics Corporation, a manufacturer of data communications products. From 1987 to 2003, Mr. Burdiek held a variety of technical and general management positions with Comarco Inc., most recently as senior vice president and general manager of Comarco's Wireless Test Systems unit. Mr. Burdiek holds a master’s degree in business administration and a master’s degree in electrical engineering from California State University, Fullerton, and a bachelor’s degree in electrical engineering from Kansas State University.
Mr. Burdiek was selected to serve on our Board of Directors because of his strategic and operational experience, experience as Chief Executive Officer of a publicly traded technology company, along with a deep understanding of technology and go-to-market strategies.
Jayendra Das, age 47, has served as a member of our Board of Directors since April 2013. Since January 2011, Mr. Das has served as Managing Director of Sapphire Ventures LLC (formerly SAP Ventures LLC), a venture capital firm he co-founded and for which he currently manages investments in Alteryx, Inc., Cyphort, Inc., Five9, Inc., JFrog Limited, MuleSoft, Inc., Mirantis, Inc., Narrative Science, Inc., Nutanix Inc., One97 Communications Limited, PubNub, Inc. and Socrata Inc. Since November 2014, Mr. Das has served as a member of the boards of Socrata and Narrative Science. Since March 2011, Mr. Das has served as a member of the board of Alteryx. From July 2006 to December 2010, Mr. Das served as an in-house venture capitalist for SAP Ventures (the venture capital arm of SAP prior to the divestiture of SAP Ventures in January of 2011). Prior to SAP Ventures, from June 2004 to June 2006, Mr. Das served as director of Agilent Ventures (formerly part of Hewlett-Packard Company), the corporate venture capital arm of Agilent. From June 2001 to June 2003, Mr. Das served as a Principal of MVC Capital, Inc., a business development company and venture capital firm. From September 1999 to June 2001, Mr. Das served as Strategic Investment Manager of Intel Capital, the corporate venture capital arm of Intel. Mr. Das also served as a Lead Architect and as a Product Manager at Oracle, a provider of business software. Mr. Das has a B.S. degree in Electrical Engineering from Brown University and M.B.A. degree from the University of Chicago Booth School of Business.
Mr. Das was selected to serve on our Board of Directors because of his experience as a venture capitalist focusing on the technology sector, experience in the technology and software sectors and service on the boards of directors of numerous other companies.
Mitchell Kertzman, age 67, has served as a member of our Board of Directors since April 2004. Since May 2003, Mr. Kertzman has served as Managing Director of Hummer Winblad Venture Partners V, L.P., a venture capital firm. Mr. Kertzman currently sits on the boards of Flite, Inc., a cloud-based advertising platform, HubPages, Inc., a community publishing and revenue-sharing website, NuoDB, Inc., a database startup company, Palamida, Inc., a provider of application security for open source software, 6connect, Inc., a management platform for internet communications, and Peerlyst, Inc., a community of IT security professionals. From May 1996 to 2005, Mr. Kertzman served as member of the board of directors of CNET Networks Inc., which owned various websites, created and distributed video content, and maintained a blog network. From November 1998 to May 2003, Mr. Kertzman served as chairman of the board of directors and Chief Executive Officer of Liberate Technologies, a provider of platform software for the delivery of digital services by cable television companies. From July 1996 to November 1998, Mr. Kertzman served as chairman of the board of directors and Chief Executive Officer of Sybase, Inc., an enterprise software and services company. From April 1974 to February 1995, Mr. Kertzman served as Chief Executive Officer of Powersoft Corporation ("Powersoft"), a company he founded that provides client-server development tools, which merged with Sybase in 1995. From April 1974 to June 1992, Mr. Kertzman served as President of Powersoft. Mr. Kertzman holds an Honorary Doctor of Humane Letters degree from the University of Massachusetts, Lowell.
Mr. Kertzman was selected to serve on our Board of Directors because of his operating and management experience, experience as Chief Executive Officer of publicly-held companies, experience as a venture capitalist, expertise in software technology, and his service on the boards of directors of numerous other companies.

CORPORATE GOVERNANCE
Director Independence
Our Board of Directors reviews at least annually the independence of each director. During these reviews, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.
The Board of Directors has determined that each of Jack Acosta, Kimberly Alexy, Michael Burdiek, Jayendra Das, David DeWalt, David Welsh and Robert Zollars are “independent” under the applicable listing standards of NASDAQ. The Board of Directors previously determined that Tim Wilson, who resigned from our Board of Directors on September 10, 2015 in connection with the appointment of Michael Burdiek to our Board of Directors, was “independent” under the applicable listing standards of NASDAQ.
As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer is the best leadership structure for us at the current time because it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors, which are essential to effective governance. Mr. Michael Burkland, our Chief Executive Officer, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the industry, while our chief executive officer brings company-specific experience and expertise.
Our corporate governance guidelines provide that one of our independent directors shall serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors or if the Chairman is not otherwise independent. Our Lead Independent Director presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate. Mr. David Welsh has served as our Lead Independent Director since February 2014.
Risk Oversight Management
Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board of Directors as a whole has responsibility for the oversight of enterprise risk management. Our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management, independent auditors and our internal auditors. The Compensation Committee reviews processes related to, and steps taken to mitigate material risks related to our compensation programs. The Board’s, Audit Committee’s and Compensation Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board, the Compensation Committee and the Audit Committee visibility into the identification, assessment and management of critical risks.

Information Regarding the Board of Directors and Its Committees
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides membership information for each of the Board committees as of April 5, 2016:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Jack Acosta	chair
Kimberly Alexy	member	member
Michael Burdiek	member
Jayendra Das		member
David DeWalt			member
David Welsh			chair
Robert Zollars		chair	member
The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee operates under a formal charter, which is available free of charge on our website at http://investors.five9.com in the "Governance" section. Our Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements and assists our Board of Directors in monitoring our financial systems and legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, approving the compensation of and assessing the qualifications and independence of our independent registered public accounting firm;

•	pre-approving audit, review and attest services and fees and permissible non-audit services and fees from our independent registered public accounting firm;

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reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

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coordinating the oversight and reviewing the adequacy of our disclosure controls and procedures and internal control over financial reporting with both management and the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	approving the appointment of the head of our internal audit function and overseeing and assessing the performance of the internal audit function;

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periodically reviewing legal compliance matters, significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

•	periodically reviewing our code of business conduct and ethics; and

•	reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Audit Committee is comprised of Mr. Acosta, Ms. Alexy and Mr. Burdiek. Mr. Acosta is the chairperson of the committee. Our Board of Directors has designated Mr. Acosta as an “audit committee financial expert,” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met seven times during the year ended December 31, 2015.
Our Board of Directors has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our audit committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person of us. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.
Compensation Committee
Our Compensation Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the "Governance" section. Our Compensation Committee is responsible for developing and maintaining our compensation strategies and

•	reviewing and approving our overall executive and director compensation philosophy to support our overall business strategy and objectives;

•	reviewing and approving base salary, cash incentive compensation, equity incentive compensation and severance rights for our executive officers;

•	administering our broad-based equity incentive plans, including the granting of equity awards and determination of offerings under our employee stock purchase plan;

•	overseeing the management continuity and succession planning process (except as otherwise within the scope of our nominating and governance committee) with respect to our officers;

•	preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies; and

•	managing such other matters that are specifically delegated to our Compensation Committee by applicable law or by the Board of Directors from time to time.
The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.
Our Compensation Committee is comprised of Ms. Alexy, Mr. Das and Mr. Zollars, who is the chairperson of the committee. Each of the Compensation Committee members meet the independence requirements set forth in the rules of NASDAQ, the “non-employee director” standard within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act, and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met eight times during the year ended December 31, 2015.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer including the Chief Executive Officer, as well as each individual compensation component.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2013, our Compensation Committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of our Compensation Committee. Our Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Compensation Committee Interlocks and Insider Participation
Ms. Alexy and Messrs. Das and Zollars served as members of our Compensation Committee during 2015. None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in 2015 has served, as a member of the Board of Directors or Compensation Committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee operates under a formal charter, which is available free of charge on the Company’s website at http://investors.five9.com in the "Governance" section. Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee is responsible for, among other things:

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assessing, developing and communicating with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board of Directors, corporate governance policies, applicable listing standards, laws, rules and regulations, our nominating policy and other factors considered appropriate by our Board of Directors;

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identifying and recommending to our Board of Directors the director nominees for annual and special meetings of our stockholders, or to fill a vacancy on the Board of Directors, in each case in accordance with the nominating policy;

•	having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;

•	if and when requested by our Board of Directors, assessing and recommending to the board the composition of each of its committees;

•	reviewing, as necessary, any executive officer’s request to accept a directorship position with another company;

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developing, assessing and making recommendations to our Board of Directors concerning corporate governance matters, including appropriate revisions to our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance policies, committee charters and nominating policy;

•	overseeing an annual evaluation of our Board of Directors, its committees and each director and management;

•	developing with management and monitoring the process of orienting new directors and continuing education for all directors; and

•	regularly reporting its activities and any recommendations to our Board of Directors.
The Nominating and Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.
Our Nominating and Governance Committee is comprised of Mr. DeWalt, Mr. Zollars and Mr. Welsh, who is the chairperson of the committee. Each of the Nominating and Governance Committee members meet the independence requirements set forth in the rules of NASDAQ. Our Nominating and Governance Committee met four times during the year ended December 31, 2015.
Identifying, Evaluating and Recommending Nominees
The Nominating and Governance Committee initiates the process of identifying and recommending Board nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating and Governance Committee, appear to meet the criteria specified below and/or who have specific qualities, skills or experience being sought (based on input from the full Board of Directors). The Nominating and Governance Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees, consider stockholder suggestions for potential nominees or re-nominate existing directors based on their continuing qualifications. The Nominating and Governance Committee limits the number of officers or employees of the Company serving at any time on the Board to maintain a majority of independent directors.

After reviewing appropriate biographical information and qualifications, first-time candidates are to be interviewed by at least one member of the Nominating and Governance Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating and Governance Committee determines the list of potential candidates to be recommended to the full Board of Directors for nomination at the annual meeting or special meeting or to fill any vacancy. The Board of Directors selects the slate of nominees (or in the case of a vacancy, selects such nominee) only from candidates identified, screened and approved by the Nominating and Governance Committee.
Qualifications for Director Nominees
The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

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Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board of Directors committees and stockholders, number of other company boards of directors on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

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For prospective non-employee directors, independence under applicable SEC and stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.
Other Factors for Potential Director Nominee Consideration
The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences.

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For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

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For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to the Company, number of other company boards on which the director serves, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board.

•	The composition of the Board of Directors and whether the prospective nominee will add to or complement the Board of Director’s existing strengths.
Stockholder Suggestions for Potential Nominees
Our Nominating and Governance Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors and its committees. The Nominating and Governance Committee will consider suggestions of nominees from stockholders. There have not been material changes to the procedures by which our stockholders may recommend nominees to the

Board of Directors as disclosed in our proxy statement for the 2015 annual meeting of stockholders filed with the SEC on April 2, 2015.
Meetings of the Board of Directors
The Board of Directors met 10 times during the year ended December 31, 2015. During the year ended December 31, 2015, each director then in office attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member.
Code of Business Conduct
The Board of Directors has adopted a code of business conduct and ethics that is applicable to all of our employees, officers and directors, including our chief executive and senior financial officers. The full text of our code of business conduct is posted on our website at http://investors.five9.com under the "Governance" section.
Stockholder Communications with the Board of Directors
Stockholders may communicate with our Board of Directors, either generally or with a particular director, by email at stockholdercommunication@five9.com or by writing to the following address:
The Board of Directors
c/o Corporate Secretary
Five9, Inc.
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
Each such communication should set forth (i) the nature of the stockholder’s interest in Five9 (including share ownership) and (ii) contact information for the individual submitting the communication (including name, address, telephone and email address, as applicable). Communications that are intended specifically for non-employee directors should be sent to the postal or email address above to the attention of the Chair of the Nominating and Governance Committee. The Corporate Secretary of Five9 will receive and review communications addressed to the Board, any Board committee or any director. The Corporate Secretary may communicate with the sender for necessary clarification.
The Corporate Secretary will not forward to the Board, any Board committee or any director communications that are not related to the duties and responsibilities of the Board, including, without limitation, spam, junk mail, advertisements, mass mailings, solicitations, job inquiries and opinion survey polls. Further, the Corporate Secretary will not communicate any offensive, inappropriate or otherwise irrelevant communications to the Board. The Corporate Secretary will maintain a log of any such communications not shared with the Board, which any director may review upon request, except that such log will not contain any spam, junk mail, advertisements, mass mailings, solicitations or similar information. The Corporate Secretary will share all proper communications with the Board, the appropriate Board committee or the appropriate director(s) on at least a quarterly basis.
Attendance at Annual Meeting of Stockholders by the Board of Directors
Pursuant to our Corporate Governance Guidelines, our directors are encouraged, but not required, to attend our annual meeting of stockholders. Ms. Alexy and Messrs. Acosta, Burkland, Das, Kertzman, Welsh, Wilson and Zollars attended our 2015 annual meeting of stockholders on May 15, 2015.
Compensation of Directors
Consistent with 2014, each non-employee director was eligible to earn an annual cash retainer, additional fees based on committee service, and an annual equity award under our 2014 Plan.
Cash Compensation
The annual cash retainer amounts are payable in equal quarterly installments.

•	Annual Board Service Retainer:

◦	All Directors: $30,000

•	Annual Chair Service Fee (in addition to the Annual Board Service Retainer):

◦	Chairman/Lead Director of the Board: $15,000

◦	Chairman of the Audit Committee: $17,000

◦	Chairman of the Compensation Committee: $10,000

◦	Chairman of the Nominating & Corporate Governance Committee: $5,000

•	Annual Committee Member (non-Chair) Service Fee (in addition to the Annual Board Service Retainer):

◦	Audit Committee: $7,000

◦	Compensation Committee: $5,000

◦	Nominating & Corporate Governance Committee: $3,000
Equity Compensation
For 2015, after reviewing market data of companies with whom we compete for director talent, the Compensation Committee recommended certain changes to the equity compensation for our non-employee directors, which our Board of Directors approved. In February 2015, our Compensation Committee recommended reducing the annual equity award value from $175,000 to $150,000. In addition, in September 2015, our Compensation Committee recommended transitioning our equity awards from a three-year vesting schedule for newly retained directors to a one-year vesting schedule.

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New Director RSU Grant:    After our IPO and until September 10, 2015, for any individual who first became a director (other than as a result of an employee director transitioning to become a non-employee director), he or she was granted RSUs with an aggregate grant date fair value of $300,000 (based on the per share closing market price of the Company's common stock on the date such director commenced service as a member of our Board of Directors), with the award vesting in three equal annual installments. Following September 10, 2015, the new director award will consist of RSUs with an aggregate grant date fair value of $150,000, pro-rated for any partial year of service, vesting in full on the earliest to occur of (i) the first anniversary of the date of our last annual stockholders meeting immediately preceding the date of grant, (ii) immediately prior to the next succeeding annual stockholders meeting after the date of grant, and (iii) a change in control (as defined in our 2014 Plan), subject to the director’s continued service through such earliest date.

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Annual RSU Grant:    On the date of each annual stockholders meeting of our stockholders, each director will be granted RSUs with an aggregate grant date fair value of $150,000 (based on the per share closing price of the Company's common stock on the date of the annual meeting). The RSUs will vest in full on the earliest to occur of (i) the first anniversary of the grant date, (ii) immediately prior to the next succeeding annual meeting of our stockholders after the date of grant, and (iii) a change in control, subject to the director’s continued service through such earliest date.

The following table sets forth the total compensation earned by each person who served as a non-employee director during the fiscal year ended December 31, 2015. Mr. Burkland, our Chief Executive Officer, does not receive additional compensation for his service on the Board of Directors. The 2015 compensation received by Mr. Burkland as our Chief Executive Officer is presented in the section below entitled “Executive Compensation - Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Jack Acosta	$47,000	$149,995	$196,995
Kimberly Alexy	42,000	149,995	191,995
Michael Burdiek (4)	11,361	99,998	111,359
Jayendra Das	35,000	149,995	184,995
David DeWalt	33,000	149,995	182,995
Mitchell Kertzman	30,000	149,995	179,995
David Welsh	50,000	149,995	199,995
Tim Wilson (4)	25,739	149,995	175,734
Robert Zollars	43,000	149,995	192,995

(1) Amounts represent the fees earned by or paid in cash to our non-employee directors in 2015 based on the director compensation policy set forth above.
(2) Amounts listed in this column reflect the aggregate grant date fair value of RSUs granted in 2015 calculated in accordance with ASC Topic 718 excluding the impact of estimated forfeitures. The Company generally values RSUs at the closing market price of the Company’s common stock on the date of grant. All unvested outstanding stock awards granted under our director compensation policy will become fully vested as of immediately prior to a change in control (as defined in our 2014 Plan). See Note 8 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of assumptions made in determining the grant date fair value of equity awards.
(3) As of December 31, 2015, stock options and RSUs held by our non-employee directors were as follows:

Name	Stock Options Outstanding (#)	RSUs That Have Not Vested (#)
Jack Acosta	—	27,173
Kimberly Alexy	87,500	27,173
Michael Burdiek	—	26,809
Jayendra Das	—	27,173
David DeWalt	265,400	27,173
Mitchell Kertzman	—	27,173
David Welsh	—	27,173
Robert Zollars	87,500	27,173
(4) Mr. Burdiek was appointed to the Board of Directors, effective September 10, 2015. In connection with this appointment, Mr. Wilson resigned from the Board of Directors on September 10, 2015, effective immediately prior to Mr. Burdiek’s appointment. Upon Mr. Wilson's resignation, 9,058 of his then unvested RSUs vested and the remaining 18,115 unvested RSUs were canceled.

PROPOSAL No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since their appointment in 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved. For further information about how votes will be counted, please refer above to the section entitled “How many votes are needed to approve each proposal.”
Independent Registered Public Accounting Firm’s Fees
The following table sets forth the aggregate fees we paid to KPMG LLP, our independent registered public accounting firm, for professional services provided during the years ended December 31, 2015 and December 31, 2014:

	2015	2014

	(In thousands)
Audit fees (1)	$934	$895
Audit-related fees	—	—
Tax fees (2)	72	23
All other fees	—	—
Total fees	$1,006	$918

(1) Audit fees consist of fees incurred for the audit of our annual financial statements, review of our quarterly financial statements and international statutory audits.
(2) Tax fees represent fees for tax compliance and consulting services performed in the year indicated.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm, and related fees. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services, tax services and related fees up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit Committee has determined that, subject to reasonable limits, the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.
The Board of Directors Recommends A Vote “FOR” The Ratification Of The Appointment of
KPMG LLP As Five9’s Independent Registered Public Accounting Firm For
Its Fiscal Year Ending December 31, 2016.

Audit Committee Report
The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Acosta is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in the Audit Committee Charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing our consolidated financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. GAAP.
The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“10-K”).
The Audit Committee has also reviewed and discussed with KPMG LLP the audited consolidated financial statements in the 10-K and the audit results. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. In addition, we received from and discussed with KPMG LLP the written disclosures and the letter, as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” and discussed KPMG LLP's independence with them. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from the Company and its management.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s 10-K and filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:

Jack Acosta (Chair)
Kimberly Alexy
Michael Burdiek
EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers who are not also directors of Five9 as of April 5, 2016, the date of this Proxy Statement.

Name	Age	Positions
Barry Zwarenstein	67	Chief Financial Officer
Daniel Burkland	51	Executive Vice President of Sales and Business Development
Michael Crane	47	Executive Vice President of Services
Gaurav Passi	42	Executive Vice President of Product Management and Application Development
Scott Welch	51	Executive Vice President of Cloud Operations and Platform Engineering

Barry Zwarenstein, age 67, has served as our Chief Financial Officer since January 2012. From November 2007 to October 2015, Mr. Zwarenstein served on the board of directors of Dealertrack Technologies, Inc., a provider of subscription-based software and data solutions for the automotive retail industry, that was acquired by Cox Automotive, Inc. in October 2015. From September 2008 to November 2011, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of SMART Modular Technologies, Inc., a designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers that was acquired by Silver Lake Partners in August 2011. From July 2004 through November 2006, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer, and from December 2006 through August 2008, as Executive Vice President and Chief Financial Officer, of VeriFone Holdings, Inc., a global provider of technology for electronic payment transactions and value-added services at the point-of-sale. From November 2001 to June 2004, Mr. Zwarenstein served as Vice President of Finance and Chief Financial Officer of Iomega Corporation, a provider of storage and network security systems. From January 2001 to June 2001, Mr. Zwarenstein served as Vice President and Chief Financial Officer of Mellanox Technologies Ltd., a fabless semiconductor company. From October 1998 to December 2000, Mr. Zwarenstein served as Senior Vice President and Chief Financial Officer of Acuson Corporation, a company specializing in high quality medical ultrasound equipment that was acquired by Siemens AG in 2000. From July 1996 to September 1998, Mr. Zwarenstein served as Senior Vice President, Finance, New Business Development and Chief Financial Officer of Logitech International S.A., a Switzerland-based provider of personal peripherals for computers and other digital platforms. Mr. Zwarenstein holds a Bachelor of Commerce degree from the University of Natal (now known as University of KwaZulu-Natal), South Africa, and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is qualified as a Chartered Accountant (South Africa).
Daniel Burkland, age 51, has served as our Executive Vice President of Sales and Business Development since February 2014. From December 2009 to February 2014, he served as our Senior Vice President of Enterprise Sales and Business Development. From April 2006 to November 2009, Mr. Burkland served as Senior Vice President of Sales at Transera Communications, Inc., a cloud contact center software company. From December 2003 to March 2006, Mr. Burkland served as Senior Vice President of Worldwide Sales of IP Unity, Inc., a provider of carrier-hosted unified communications and conferencing solutions. From August 1997 to November 2003, Mr. Burkland held various sales management roles with Cisco and GeoTel Communications LLC, which was acquired by Cisco in 1999. Mr. Burkland holds a B.S. degree from California State University at Chico. Mr. Burkland is the brother of Michael Burkland, our Chairman, President and CEO.
Michael Crane, age 47, has served as our Executive Vice President of Services since April 2015. From September 1996 to January 2015, Mr. Crane held various leadership roles at Cisco Systems in developing services across multiple platforms, industries, and geographic regions. In his most recent role of Vice President of Advanced Services at Cisco Systems, Mr. Crane was the General Manager of all service delivery across the enterprise, commercial, and public sector segments for the Americas. Mr. Crane holds a B.A. degree in mathematics from San Jose State University.
Gaurav Passi, age 42, has served as our Executive Vice President of Product Management and Application Development since November 2015. From January 2015 to November 2015, Mr. Passi served as our Executive Vice President of Product Management. From August 2013 to December 2014, Mr. Passi served as our Senior Vice President of Product Management. From October 2012 to August 2013, Mr. Passi served as the Head of Products at Deutsche Telekom Hosted Business Services, a provider of cloud-based business communications solutions. From December 2010 to October 2012, he served as Vice President of Products at Amdocs, a worldwide provider of software and services for communications, media, and entertainment industry. From August 2009 to December 2010, Mr. Passi served as Vice President/Head Software Business at Ciena, a global manufacturer of communications network equipment and solutions. From July 2003 to August 2009, Mr. Passi held various leadership positions at Rainmaker Systems, a sales and marketing solutions and services company, and at Amdocs. Mr. Passi holds a B.S. degree and an M.Sc. degree from Panjab University in India. He also holds an M.Sc. degree from California State University, East Bay and an M.B.A. degree from the Institute of Management Technology, Ghaziabad, India.
Scott Welch, age 51, has served as our Executive Vice President of Cloud Operations and Platform Engineering since November 2015. From March 2014 to November 2015, Mr. Welch served as our Executive Vice President of Cloud Operations. From September 2004 to February 2014, Mr. Welch served as Executive Vice President and Chief Operating Officer of inContact, Inc., a provider of cloud contact center software solutions. He served as inContact’s Chief Operating Officer from October 2004 to February 2014 and Chief Security Officer from December 2009 to February 2014 and as its Chief Information Officer from September 2003 to September 2004. Before joining inContact, Mr. Welch held positions as vice president information technology, vice president of application development, and information technology director at various technology companies. Mr. Welch holds a B.S. degree from Utah Valley University.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 17, 2016 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 17, 2016 and RSUs that vest within 60 days of March 17, 2016 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 51,647,395 shares of common stock outstanding on March 17, 2016 plus shares of common stock otherwise deemed outstanding under applicable SEC rules. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583.

	Beneficial Ownership
Name of Beneficial Owner	Common Stock		Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days	Total Number of Shares Beneficially Owned		Percent
5% Stockholders:
Hummer Winblad Venture Partners V, L.P.	7,585,041		—	27,173	7,612,214	(1)	14.7%
Entities affiliated with Adams Street Partners	7,199,677		—	27,173	7,226,850	(2)	14.0%
T. Rowe Price Associates, Inc.	4,823,600		—	—	4,823,600	(3)	9.3%
Entities affiliated with Partech U.S. Partners IV, L.L.C.	3,560,143		—	—	3,560,143	(4)	6.9%
Named Executive Officers and Directors:
Michael Burkland	956,625		1,433,165	—	2,389,790		4.5%
Michael Crane	13,125		45,205	—	58,330		*
Scott Welch	43,675		135,884	3,902	183,461		*
Jack Acosta	337,500	(5)	—	27,173	364,673		*
Kimberly Alexy	35,000	(6)	54,687	27,173	116,860		*
Michael Burdiek	—		—	26,809	26,809		*
Jayendra Das	2,454,206	(7)	—	27,173	2,481,379		4.8%
David DeWalt	25,000		265,400	27,173	317,573		*
Mitchell Kertzman	7,585,041		—	27,173	7,612,214	(1)	14.7%
David Welsh	7,199,677		—	27,173	7,226,850	(2)	14.0%
Robert Zollars	35,000	(8)	51,041	27,173	113,214		*
All current directors and executive officers as a group (14 persons)	19,151,438		2,473,266	220,922	21,845,626		40.2%

*	Represents beneficial ownership of less than one percent (1%).

(1)
Includes 25,000 shares directly owned by Mitchell Kertzman and 27,173 shares issuable to Mr. Kertzman upon the vesting of RSU awards within 60 days of March 17, 2016. 7,560,041 shares are directly owned by Hummer Winblad Venture Partners V, L.P. ("HWVP V"), as nominee for HWVP V and Hummer Winblad Venture Partners V-A, L.P. (“HWVP VA”). Hummer Winblad Equity Partners V, L.L.C. (“HWEP V”), which is the general partner of HWVP V and HWVP VA, may be deemed to have sole power to vote and dispose of the shares held by HWVP V. John Hummer, Ann L. Winblad and Mitchell Kertzman, the managing members of HWEP V, may be deemed to have shared power to vote and dispose of the shares held by HWVP V. HWEP V, Mr. Hummer, Ms. Winblad and Mr. Kertzman disclaim beneficial ownership of all securities held by HWVP V, except to the extent of their pecuniary interests therein. The address for these entities and persons is Pier 33 South, The Embarcadero, 3rd Floor, San Francisco, California 94111.

(2)
Includes 25,000 shares directly owned by David Welsh and 27,173 shares issuable to Mr. Welsh upon the vesting of RSU awards within 60 days of March 17, 2016. Adams Street 2008 Direct Fund, L.P., or AS 2008, is the record owner of 2,584,821 shares, Adams Street 2009 Direct Fund, L.P., or AS 2009, is the record owner of 2,235,689 shares, Adams Street 2010 Direct Fund, L.P., or AS 2010, is the record owner of 1,269,991 shares and Adams Street 2011 Direct Fund, L.P., or AS 2011, is the record owner of 1,084,176 shares. The shares owned by AS 2008, AS 2009, AS 2010 and AS 2011 may be deemed to be beneficially owned by Adams Street Partners, LLC, the managing member of the general partner of each of AS 2008, AS 2009 and AS 2010 and the managing member of the general partner of the general partner of AS 2011. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin P. Murray, David S. Welsh and Michael R. Zappert, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares owned by each of AS 2008, AS 2009, AS 2010 and AS 2011. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin P. Murray, David S. Welsh and Michael R. Zappert disclaim beneficial ownership of the shares owned by each of AS 2008, AS 2009, AS 2010 and AS 2011 except to the extent of their pecuniary interest therein. The address for each of these entities and persons is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606. Mr. Welsh was formerly a partner of Partech International, LLC.

(3)
Represents shares beneficially owned by T. Rowe Price Associates, Inc., or Price Associates, based on the Schedule 13G filed by Price Associates on February 12, 2016. According to the Schedule 13G, Price Associates has sole voting power with respect to 723,500 shares and sole dispositive power with respect to 4,823,600 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)
Represents shares beneficially owned by Partech U.S. Partners IV, L.L.C., or Partech US, based on the Schedule 13G/A filed on January 8, 2016. According to the Schedule 13G/A, these shares consist of (i) 3,510,983 shares held by Partech US, (ii) 24,580 shares held by 45th Parallel LLC, or 45th Parallel, and (iii) 24,580 shares held by PAR SF II, LLC, or Par SF. Vincent R. Worms is (A) the sole member of Par SF, (B) the managing member of 47th Parallel, L.L.C. ("47th Parallel"), which is the managing member of Partech US and (C) the managing member of 45th Parallel. 47th Parallel may be deemed to hold sole voting and dispositive power over the shares held by Partech US, but disclaims beneficial ownership of the securities that are not directly owned by it, except to the extent of any pecuniary interest therein. Vincent R. Worms may be deemed to have sole voting and dispositive power over the securities held by Par SF, Partech US and 45th Parallel, but disclaims beneficial ownership of the securities that are not directly owned by him, except to the extent of his pecuniary interest therein.

(5)	Consists of 25,000 shares directly owned by Jack Acosta and 312,500 shares directly owned by Jack L. Acosta & Susan J. Acosta Co - T.
(6)	These shares are held by a trust.

(7)
Consists of 25,000 shares directly owned by Jayendra Das and 2,429,206 shares directly owned by Sapphire Ventures Fund I, L.P., or SAPV. Mr. Das, one of our directors, is a managing member of SAP Ventures (GPE) I, L.L.C., the general partner of SAPV. The shares owned by SAPV may be deemed to be beneficially owned by Nino Nikola Marakovic, Jayendra Das, David Armin Hartwig, Richard Douglas Higgins, Ing Jorg Sievert and Andreas Markus Weiskam, the managing members of SAP Ventures (GPE) I, L.L.C. who share voting and dispositive power over the shares held by SAPV. The address for these entities and persons is 3412 Hillview Avenue, Palo Alto, CA 94304.

(8)
Consists of 25,000 shares directly owned by Robert Zollars and 10,000 shares directly owned by ZoCo L.P. that is a family limited liability partnership pursuant to which Mr. Zollars and his wife are general partners and Mr. Zollars’ children are limited partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock.
We believe that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to our directors and executive officers were complied with by such persons during 2015. In making this disclosure, we have relied on written representations by or on behalf of our directors and executive officers and copies of reports filed.

EXECUTIVE COMPENSATION
Five9 is an “emerging growth company,” as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.
Compensation Committee Report
The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
The Compensation Committee has reviewed and discussed the Executive Compensation section of this Proxy Statement set forth below with the Company's management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation section set forth below be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:

Robert Zollars (Chair)
Kimberly Alexy
Jayendra Das

Summary Compensation Table
The following table provides information concerning the compensation earned by or paid to our Chief Executive Officer and the two most highly compensated individuals (other than our Chief Executive Officer) who served as our executive officers at the end of December 31, 2015. We refer to these individuals as our named executive officers ("NEOs").

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	All Other Compen- sation	Total Compen- sation
Name and Principal Position	Year	($)	($) (1)	($) (2)(4)	($) (3)(4)	($) (5)	($) (6)	($)
Michael Burkland	2015	$530,401	$—	$—	$—	$391,510	$309	$922,220
Chief Executive Officer and President	2014	508,173	—	722,500	716,136	263,972	—	2,210,781

Michael Crane (7)	2015	203,718	—	414,400	396,881	123,900	200	1,139,099
Executive Vice President of Services	2014	—	—	—	—	—	—	—

Scott Welch (8)	2015	327,750	—	552,000	—	105,735	309	985,794
Executive Vice President of Cloud Operations and Platform Engineering	2014	255,313	9,000	678,266	1,421,095	63,385	25,000	2,452,059

(1) Represents discretionary cash bonus paid.
(2) The dollar amounts in this column represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in the applicable fiscal year.
(3) The dollar amounts in this column represent the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of stock option awards granted in the applicable fiscal year.
(4) The aggregate grant date fair value of equity awards in this column has been calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 8 of the notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of assumptions made in determining the grant date fair value of equity awards.
(5) Amounts in this column represent amounts earned under our annual Executive Bonus Plan, based on the Company's achievement of corporate financial goals and the applicable NEO’s achievement of individual performance goals, as selected by our Compensation Committee. Under our annual Executive Bonus Plan, Company and individual performance are measured on a quarterly basis. The annual target bonus opportunities for Messrs. Burkland, Crane and Welch for 2015 were 60%, 50% and 28% of base salary, respectively.
(6) The 2015 amounts represent life insurance paid by us for the NEOs. The 2014 amount reported for Mr. Welch represents travel allowances that we paid him from March to July of 2014, before he relocated to San Ramon, California.
(7) Mr. Crane joined the Company on April 9, 2015 and his 2015 base salary was pro-rated accordingly. His initial annual base salary was set at $280,000, with an annual bonus opportunity equal to 50% of his base salary.
(8) Mr. Welch joined the Company on March 3, 2014 and his 2014 base salary was pro-rated accordingly.
Narrative Disclosure to the Summary Compensation Table
Cash Compensation Levels. Each of our NEOs is employed on an at-will basis. Prior to 2015, we typically made annual compensation decisions for our executives, including adjustments to base salaries, target bonus opportunities, and refresh equity grants, in the fourth quarter of each year. Therefore, the Compensation Committee determined the base salaries and target bonus opportunities for 2015 in November 2014, effective January 1, 2015. Given the cash compensation adjustments made by the Compensation Committee in connection with our initial public offering in 2014, the Compensation Committee determined that no additional adjustments to the base salaries and target bonus opportunity levels for Messrs. Burkland and Welch were necessary at that time. In connection with our hiring of Mr. Crane in 2015, the Compensation Committee set his base salary and target bonus opportunity after taking into account his compensation levels at his prior employer, internal pay equity with our other executive officers, and market compensation data provided by Compensia, the Compensation Committee’s independent compensation consultant. In 2015, as part of our transition to a public company, the Compensation Committee decided to delay making decisions with respect to base salaries and target bonus opportunities for our executives until the start of 2016, consistent with the practices of the companies with whom we compete for talent.

Equity Compensation Decisions. As part of the Compensation Committee’s decision to move the executive compensation decision making process to the start of each year, the Compensation Committee did not make ordinary course equity grants to our NEOs in 2015. In connection with our hiring of Mr. Crane in 2015, the Compensation Committee granted him a standard new hire grant of stock options and RSUs, splitting the total grant date fair value evenly between the two types of awards, with vesting over four years (i.e., 25% subject to a one-year cliff, followed by quarterly vesting thereafter for RSUs and monthly vesting thereafter for options). The Compensation Committee determined the size of the new hire grants after taking into account Mr. Crane’s compensation levels at his prior employer, internal pay equity with our other executive officers, and market compensation data provided by Compensia. In addition, in connection with our decision in the fourth quarter of 2015 to promote Mr. Welch to Executive Vice President of Cloud Operations and Platform Engineering, the Compensation Committee granted Mr. Welch a promotional RSU award covering 100,000 shares of our common stock, vesting over four years (i.e., 25% subject to a one-year cliff, followed by quarterly vesting thereafter). Please see the section below entitled “Outstanding Equity Awards at December 31, 2015” for a description of the terms of the options and RSUs granted to our NEOs in 2015. All equity awards have been granted under our 2014 Equity Incentive Plan (“2014 Plan”).
Annual Non-Equity Incentive Plan Compensation Program. In February 2015, the Compensation Committee approved the terms of our annual non-equity cash incentive program for 2015. Consistent with 2014, each executive was eligible to earn cash bonuses under our annual Executive Bonus Plan, on a quarterly basis, based on our achievement of revenue and adjusted EBITDA, and, in the case of our executive officers other than Mr. Burkland, their achievement of individual performance objectives related to their role with us. Mr. Burkland’s bonus opportunity was based entirely on Company financial performance. For Messrs. Crane and Welch, their bonus opportunities were each weighted 75% for Company financial performance and 25% for individual performance. Consistent with 2014, the Compensation Committee weighted the financial performance portion of the bonus opportunity at 80% based on revenue and 20% based on adjusted EBITDA. Achievement of 125% of the revenue target would result in a maximum payout of 150% of the portion of the target bonus allocated to the revenue target. Achievement of 140% of the adjusted EBITDA target would result in a maximum payout of 180% of the portion of the target bonus allocated to the adjusted EBITDA target. Achievement below 90% of either the revenue target or the adjusted EBITDA target would result in no cash payout with respect to each such target. In addition, if we achieved less than 80% of the adjusted EBITDA target, the maximum payout on the revenue target would be capped at 100% of the target payout. The total cash bonuses earned by and paid to our NEOs for fiscal 2015 are listed in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table.
Employee Benefits. We currently do not provide special employee benefits for our NEOs. We do maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement, subject to applicable annual Internal Revenue Code limits. For 2015, we did not provide any matching contributions under the 401(k) plan.

Outstanding Equity Awards at December 31, 2015
The following table provides information concerning each unexercised option or unvested RSU held by our NEOs as of December 31, 2015. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)
Michael Burkland	5/20/2008	769,496	—		$0.12	5/20/2018
	4/29/2011	230,660	—		0.52	4/29/2021
	1/25/2013	135,120	50,188	(2)	4.84	1/25/2023
	11/22/2013	130,989	120,510	(2)	9.48	11/22/2023
	11/5/2014	86,395	232,605	(2)	4.25	11/5/2024
	11/5/2014						127,500	(5)	$1,109,250
Michael Crane	4/9/2015	—	160,000	(3)	5.18	4/9/2025
	4/9/2015						80,000	(6)	696,000
Scott Welch	3/6/2014	82,030	105,470	(4)	12.24	3/6/2024
	11/5/2014	22,750	61,250	(2)	4.25	11/5/2024
	4/15/2014						35,122	(7)	305,561
	11/5/2014						33,750	(5)	293,625
	11/11/2015						100,000	(8)	870,000

(1)
The amounts listed in this column represent the product of the closing market price per share of our common stock as of December 31, 2015 of $8.70 and the number of shares of stock or units subject to the award.

(2)
The option vests, subject to the NEO's continued service with the Company through each applicable vesting date, with respect to 1/48th of the option, on each monthly anniversary following the applicable grant date, until the option is 100% vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(3)
The option vests, subject to Mr. Crane’s continued service with the Company through each applicable vesting date, with respect to 1/4th of the option, on the one-year anniversary of the grant date, and with respect to 1/48th of options, on each monthly anniversary thereafter, until the option is 100% vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(4)
The option vests, subject to Mr. Welch’s continued service with the Company through each applicable vesting date, with respect to 1/4th of the option, on April 3, 2015, and with respect to 1/48th of the option, on each monthly anniversary thereafter, until the option is 100% vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(5)
The RSUs vest, subject to the NEO’s continued service with the Company through each applicable vesting date, with respect to 1/16th of the total number of RSUs subject to the grant, on each quarterly anniversary following the applicable grant date, until 100% of the RSUs are vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(6)
The RSUs vest, subject to Mr. Crane’s continued service with the Company through each applicable vesting date, with respect to 1/4th of the total number of RSUs subject to the grant, on the one-year anniversary of the grant date, and with respect to 1/16th of the total number of RSUs subject to the grant, on each quarterly anniversary thereafter, until 100% of the RSUs are vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(7)
The RSUs vest, subject to Mr. Welch’s continued service with the Company, through each applicable vesting date, with respect to 1/4th of the total number of RSUs subject to the grant, on April 3, 2015, and with respect to 1/16th of the total number of RSUs subject to the grant, on each quarterly anniversary thereafter, until 100% of the RSUs are vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

(8)
The RSUs vest, subject to Mr. Welch’s continued service with the Company, through each applicable vesting date, with respect to 1/4th of the total number of RSUs subject to the grant, on September 3, 2016, and with respect to 1/16th of the total number of RSUs subject to the grant, on each quarterly anniversary thereafter, until 100% of the RSUs are vested on the fourth anniversary of the grant date. Please see “Potential Payments upon Termination or Change in Control” for accelerated vesting provisions that apply on certain terminations of employment.

Potential Payments upon Termination or Change in Control
Our Board of Directors approved the Key Employee Severance Benefit Plan (the “Severance Plan”) to provide more consistency in severance benefit rights for our executive officers upon certain qualifying terminations, whether or not in connection with a change in control. Under the Severance Plan, if an NEO's employment with us is terminated by us without “cause” (as defined in the 2014 Plan) (other than due to death or disability), and such termination is not in connection with a “change in control” (as defined in the Severance Plan), then the NEO is eligible to receive (i) a lump sum cash payment equal to 12 months (in the case of Mr. Burkland) or 6 months (in the case of Messrs. Crane and Welch) of his then-current base salary, and (ii) either payment of the premiums for his continued post-termination health insurance coverage for up to 12 months (in the case of Mr. Burkland) or 6 months (in the case of Messrs. Crane and Welch), or continued coverage under the Company’s health insurance plan for up to 12 months (in the case of Mr. Burkland) or 6 months (in the case of Messrs. Crane and Welch). If an NEO’s employment with us is terminated by us without cause (other than due to death or disability) or by the NEO pursuant to a “constructive termination” (as defined in the Severance Plan), and in each case, such qualifying termination occurs within three months prior to, on or within twelve months after a change in control, then the NEO is instead eligible to receive (A) a lump sum cash payment equal to 18 months (in the case of Mr. Burkland) or 12 months (in the case of Messrs. Crane and Welch) of his then-current base salary and his target annual bonus opportunity, (B) either payment of the premiums for his continued post-termination health insurance coverage for up to 18 months (in the case of Mr. Burkland) or 12 months (in the case of Messrs. Crane and Welch), or continued coverage under the Company’s health insurance plan for up to 18 months (in the case of Mr. Burkland) or 12 months (in the case of Messrs. Crane and Welch), and (C) full accelerated vesting of his then-outstanding and unvested equity awards. If the payments or benefits payable to under the Executive Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits will be reduced if such reduction would result in a higher net after‑tax benefit to him. A participant must execute and deliver an effective release of claims and continue to comply with any applicable restrictive covenants in order to receive the payments and benefits provided for under the Severance Plan.

The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs upon a qualifying termination of employment under the Severance Plan on December 31, 2015.

Name	Type of Benefit	Involuntary Termination Without Cause Not In Connection With a Change in Control	Involuntary Termination Without Cause or Termination Due to a Constructive Termination, each in connection with a Change in Control

Michael Burkland	Cash severance - base salary	$530,401	$795,602
	Cash severance - bonus	—	480,000
	Company-paid health care premiums	24,343	36,515
	Value of accelerated vesting of equity awards (1)	—	2,338,068
	Total	$554,744	$3,650,185

Michael Crane	Cash severance - base salary	$140,000	$280,000
	Cash severance - bonus	—	140,000
	Company-paid health care premiums	8,450	16,899
	Value of accelerated vesting of equity awards (1)	—	1,259,200
	Total	$148,450	$1,696,099

Scott Welch	Cash severance - base salary	$163,875	$327,750
	Cash severance - bonus	—	92,000
	Company-paid health care premiums	12,172	24,343
	Value of accelerated vesting of equity awards (1)	—	1,741,749
	Total	$176,047	$2,185,842

(1) Amount represents the aggregate intrinsic value of the equity awards to vest upon either an involuntary termination without cause or a termination due to a constructive termination, each in connection with a change in control, which was calculated based on the closing market price of $8.70 per share of our common stock at December 31, 2015. Note also, that if a successor entity refused to assume or replace outstanding awards at the time of the change in control, and regardless of whether the executive experiences a termination event, all such outstanding awards would become fully vested as of immediately prior to the closing of the change in control, under the terms of our 2014 Plan, in these same amounts.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information with respect to our common stock that may be issued under the equity compensation plans as of December 31, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants and Vesting of Restricted Stock Units		Weighted-average Exercise Price of Outstanding Options and Warrants		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	7,909,954	(1)	$4.58	(2)	5,990,270	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	7,909,954				5,990,270

(1)	Includes 6,092,197 shares underlying stock options and 1,817,757 shares of restricted stock awards.

(2)	The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock awards, which have no exercise price.

(3)
Includes 5,079,164 shares of Common Stock reserved for issuance under the 2014 Plan and 911,106 shares of Common Stock reserved for issuance under the ESPP. The 2014 Plan provides for an annual automatic increase to the shares reserved for issuance in an amount equal to 5% of the total number of shares outstanding on December 31st of the preceding calendar year or a lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 2,558,231 additional shares were reserved under the 2014 Plan on January 1, 2016. The number of shares of common stock reserved for issuance under the ESPP will increase automatically each year, continuing through January 1, 2024, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; (ii) 1,000,000 shares of common stock (subject to adjustment to reflect any split or combination of our common stock); or (iii) such lesser number as determined by our Board of Directors. Pursuant to the automatic annual increase, 511,646 additional shares were reserved under the ESPP on January 1, 2016.

TRANSACTIONS WITH RELATED PERSONS
Other than the compensation arrangements with directors and executive officers, there have been no transactions since January 1, 2015 (and there are no currently proposed transactions) in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provide that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members. Our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
A number of brokers with account holders who are Five9, Inc. stockholders will be “householding” our proxy materials. A single Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to Five9, Inc., Bishop Ranch 8, 4000 Executive Parkway, Suite 400, San Ramon, CA 94583, Attn: Corporate Secretary, or call 925-201-2000 ext. 5959. The Company undertakes to deliver promptly to a stockholder upon such written or oral request a separate Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Barry Zwarenstein
Chief Financial Officer and Corporate Secretary

San Ramon, California
April 5, 2016

FIVE9, INC. Bishop Ranch 8 4000 Executive Parkway Suite 400 San Ramon, CA 94583
VOTE BY INTERNET
Before the Annual Meeting - www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Annual Meeting –  www.virtualshareholdermeeting.com/FIVN2016
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M98887-P72078	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

FIVE9, INC.

The Board of Directors recommends you vote FOR all the listed nominees:
1. Election of the three (3) members of the Board of Directors identified in Proposal No. 1 to serve as Class II directors until the Company’s 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees:
01) Jack Acosta
02) David DeWalt
03) David Welsh
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:					For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.					☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M98888-P72078

FIVE9, INC.
Annual Meeting of Stockholders
May 18, 2016, 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Burkland and Barry Zwarenstein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIVE9, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., PDT on May 18, 2016, virtually via the Internet at www.virtualshareholdermeeting.com/FIVN2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side